Exhibit 99.1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 13th day of February, 2023, by and among CFI Sponsor LLC, CCGH Legacy Assets, LLC, Beyer Family Interests LLC, TSJD Family LLC, Mark Attanasio, Jean-Marc Chapus, Robert D. Beyer and Todd M. Purdy.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the shares of Class A common stock of Crescent Acquisition Corp, par value $0.0001 per share, is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

CFI Sponsor LLC

By:	/s/ George P. Hawley
George P. Hawley, as attorney-in-fact

CCGH Legacy Assets, LLC

By:	/s/ George P. Hawley
George P. Hawley, as an Authorized Signatory

Beyer Family Interests LLC

By:	/s/ George P. Hawley
George P. Hawley, as attorney-in-fact

TSJD Family LLC

By:	/s/ George P. Hawley
George P. Hawley, as attorney-in-fact

Mark Attanasio

By:	/s/ George P. Hawley
George P. Hawley, as attorney-in-fact

Jean-Marc Chapus

By:	/s/ George P. Hawley
George P. Hawley, as attorney-in-fact

Robert D. Beyer

By:	/s/ George P. Hawley
George P. Hawley, as attorney-in-fact

Todd M. Purdy

By:	/s/ George P. Hawley
George P. Hawley, as attorney-in-fact

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